PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated November 2, 2009)	Registration No. 333-161139

2,777,777 Shares of Common Stock

UNIVERSAL TRAVEL GROUP

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 2,777,777,shares of our common stock (“Shares”) to investors, at a negotiated price of $9.00 per share.

Our common stock is quoted on the New York Stock Exchange under the symbol “UTA.” On December 9, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $10.35 per share.  As of December 9, 2009, the number of outstanding voting and non-voting common shares held by non-affiliates was 9,941,417.  The aggregate market value of our outstanding voting and non-voting common equity computed by reference using the last reported sale of such common equity held by non-affiliates, as of December 9, 2009, was $102,893,666.

Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our common stock under the heading “Risk factors” of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained Brean Murray, Carret & Co., LLC (“BMC”) to act as our placement agent in connection with this offering. We have agreed to pay the placement agent the cash fees set forth in the table below, which assumes that we sell all of the Shares we are offering. We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” in this prospectus supplement. The placement agent is not required to arrange for the sale of any specific number of Shares or dollar amount but will use best efforts to arrange for the sale of all of the Shares.

		Maximum
		Offering
	Per share	Amount
Offering price	$9.00	$24,999,993
Placement agent fees (maximum) (1)		$1,250,000
Proceeds, before expenses, to us (maximum)		$23,749,993

(1)  The placement agent fees shown are the maximum cash fees payable by the Company to the placement agent (not including expense reimbursement).  We have agreed to pay BMC a placement agent cash fee equal to 5% of the gross proceeds of this offering.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $200,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.

The date of this prospectus supplement is December 10, 2009.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated November 2, 2009 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

TABLE OF CONTENTS

Prospectus supplement

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone, including the placement agent, and the placement agent has not authorized anyone, to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and contained, or incorporated by reference in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise indicated, “Universal Travel Group” the “Company,” “we,” “us,” “our” and similar terms refer to Universal Travel Group, a Nevada corporation. Additionally, unless we indicate otherwise, references in this prospectus supplement to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China; and

•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

This offering of common stock is being made under a registration statement on Form S-3, as amended by Pre-Effective Amendment No. 1 thereto (Registration File no. 333-161139) that we filed with the Securities and Exchange Commission as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, $0.001 par value, shares of our preferred stock, $0.001 par value, debt securities in one or more series, warrants to purchase shares of our common stock, preferred stock and/or debt securities, and/or units consisting of two or more of any such securities from time to time in one or more offerings up to a total dollar amount of $50,000,000.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of the common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters in this prospectus supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Changes in the laws of the PRC that affect the Company’s operations;

•	Competition in the travel services industry in China;

•	Any significant occurrence of severe acute respiratory syndrome (SARS), Avian Flu, or Swine Flu;

•	The Company’s ability to obtain and maintain all necessary government certifications and/or licenses to conduct the Company’s business;

•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company’s operations;

•	Changes in the political and economic policies of the government in China, where all of the Company’s assets are located;

•	Adverse capital and credit market conditions, and the Company’s ability to meet liquidity needs;

•	Fluctuation of the foreign currency exchange rate between U.S. dollars and Renminbi; and

•
other factors, including those described in this prospectus supplement under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission.

Additional factors that could affect future results are set forth below in this prospectus supplement under the caption Risk Factors. We caution investors that the forward-looking statements contained in this prospectus supplement must be interpreted and understood in light of conditions and circumstances that exist as of the date of this prospectus supplement.  We expressly disclaim any obligation or undertaking to update or revise forward-looking statements made in this prospectus supplement to reflect any changes in management's expectations resulting from future events or changes in the conditions or circumstances upon which such expectations are based.

Each forward-looking statement should be read in context with, and in understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus supplement as well as our public filings with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statements contained in this prospectus supplement  or any other filing to reflect new events or circumstances unless and to the extent required by applicable law.

SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.

ABOUT UNIVERSAL TRAVEL GROUP

History and Organization

We were incorporated on January 28, 2005 pursuant to the laws of the state of Nevada.

On March 15, 2006, we entered into an Acquisition Agreement and Plan of Merger (the "Acquisition Agreement") with TAM of Henderson, Inc. ("TAM"), whereby TAM acquired all of our outstanding shares of Common Stock from our then sole stockholder and simultaneously merged with and into the Company, with the Company as the surviving corporation.

On June 20, 2006, Mr. Xiao Jun ("Jun"), our former officer and director, acquired from the then-majority-shareholder of our Company 2,666,667 shares of our Common Stock, for an aggregate purchase price of $435,000 (the "Stock Transaction"). After giving effect to such acquisition, Jun held 2,666,667 of the 3,483,333 shares of our Common Stock then issued and outstanding, constituting, in the aggregate, 77% of the then issued and outstanding shares of Common Stock of the Company. In connection with his acquisition of shares in the Company, Jun was appointed as our Chief Executive Officer.

On July 12, 2006, we consummated the transaction contemplated by the Agreement and Plan of Merger, dated as of June 26, 2006 (the "Merger Agreement"), by and among the Company, Merger Sub of Tam, Inc. ("Merger Subsidiary"), a wholly owned subsidiary of us, Full Power Enterprise Global Limited (“Full Power”), and the shareholders of Full Power. In accordance with the Merger Agreement, Merger Subsidiary merged with and into Full Power, Merger Subsidiary ceased to exist and Full Power was the surviving entity (the "Merger Transaction").

The Full Power shareholders received 6,666,667 shares of Common Stock in exchange for all of the issued and outstanding shares of Full Power. As a result of the Merger Transaction, Full Power became the Company's wholly owned subsidiary. Full Power owns all of the issued and outstanding capital stock of  Shenzhen Yu Zhi Lu Aviation Service Company Limited  (“YZL”).

In connection with the Merger Transaction, Jiangping Jiang (who, prior to the Merger Transaction was a shareholder of Full Power), Xin Zhang and Hoi-Yui Lee were appointed to our Board of Directors and Jun resigned from all positions with us.

Business Overview

Headquartered in Shenzhen, Guangdong Province, the Company is a travel services provider in the People’s Republic of China and is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the People’s Republic of China via the internet, its TRIPEASY Kiosks and through customer representatives.

Under the theme of "Wings towards a more colorful life", our core services include tour packaging, booking services for air tickets and hotels reservations.

In 2007, we completed the acquisition of Speedy Dragon Enterprise Limited, specializing in air cargo agency; Xi'an Golden Net Travel Serve Services Co., Ltd., specializing in travel packaged tours; Shanghai Lanbao Travel Service Co., Ltd., specializing in hotel reservations and Foshan Overseas International Travel Service Co., Ltd., a PRC-based company that handles both domestic and international travel inquiries.

In the second calendar quarter of 2009, based on the past performance of our air cargo business, as well as the market perspective of this business, we decided to spin off our Speedy Dragon Enterprise Limited subsidiary, and as a result, exited the air cargo business. The air cargo industry had been suffering from the contraction in manufacturing in the Pearl River Delta, and we were not competitive enough in this segment of business. We believe the spin-off was beneficial to us as it allowed us to concentrate on our core business of selling air tickets, hotel accommodations and packaged tours.

In order to seize the opportunities arising from the economic promotion by the Chinese government of the mid and western regions of the PRC, we strategically set up Chongqing Travel World E-Business Co., Ltd. to strengthen our presence in that region this year and it began generating revenues in the third quarter of 2009. We believe that this expansion will contribute to our growth in the near future.

We aim to be the foremost leading online travel services provider in the People’s Republic of China, especially in the air ticketing service, hotel booking and packaged tour providing sectors.

We currently have three discrete lines of business and revenue, and each is carried out by a subsidiary of the Company. Our air-ticketing segment relates to the segment reporting of Shenzhen Yuzhilu Aviation Service Co., Ltd. and Chongqing Travel World E-Business Co., Ltd., hotel reservation segment relates to Shanghai Lanbao Travel Service Co., Ltd, packaged tours segment relates to Foshan International Travel Service Co., Ltd and Xi’an Golden Net Travel Serve Service Company Limited, and Shenzhen Travel World Travel Agency Co., Ltd. Operations of each segment are exclusive to the operations of the associated subsidiary company.

Our principal executive offices are located at 5th Floor, South Block, Building 11, Shenzhen Software Park, Zhongke 2nd Road, Nanshan District, Shenzhen, China and our telephone number is 86 755 836 68489.  Our website is located at http://us.cnug.com/.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock we are offering	2,777,777 shares

Common stock to be outstanding after this offering (1)	17,270,012

Use of proceeds	general corporate purposes

New York Stock Exchange Symbol	UTA

(1)	The number of shares of common stock shown above to be outstanding after this offering is based on the 14,492,235 shares outstanding as of December 9, 2009 and assumes the sale of all Shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risks related to our business set forth in this prospectus supplement, the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risks described below before purchasing our common stock.  Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations.  Any of the risks, uncertainties and other factors could have a materially adverse effect on our business, financial condition or results of operations and could cause the trading price of our common stock to decline substantially.

Risks Related to the Company

Risks associated with business declines or disruptions in the travel industry generally could reduce our revenue.

A large part of our revenue is driven by the trends that occur in the travel industry in the PRC, including the hotel, airline and packaged-tour industries. As the travel industry is highly sensitive to business and personal discretionary spending levels, it tends to decline during general economic downturns. Other adverse trends or events that tend to reduce travel and are likely to reduce our revenue include the following:

•	an outbreak of political or economic unrest in China;

•	a recurrence of SARS or any other serious contagious diseases;

•	increased prices in the hotel, airline, or other travel-related industries;

•	increased occurrence of travel-related accidents;

•	outbreak of war or conflict in the Asia-Pacific region;

•	increases in terrorism or the occurrence of a terrorist attack in the Asia-Pacific region;

•	poor weather conditions; and

•	natural disasters.

We could be severely affected by changes in the travel industry and will, in many cases, have little or no control over those changes. As a result of any of these events, our operating results and financial conditions could be materially and adversely affected.

Loss of key personnel could affect our ability to successfully grow our business.

We are highly dependent upon the services of our senior management team. The permanent loss for any of the key executives could have a material adverse effect upon our operating results.

Our management is comprised almost entirely of individuals residing in the PRC with very limited English skills.

Our management is comprised almost entirely of individuals born and raised in the PRC. As a result of differences in culture, educational background and business experiences, our management may analyze, evaluate and present business opportunities and results of operations differently from the way they are analyzed, evaluated and presented by management teams of public companies in Europe and the United States. In addition, our management has very limited skills in English. Consequently, it is possible that our management team will emphasize or fail to emphasize aspects of our business that might customarily be emphasized in a different manner by comparable public companies from different geographical and political areas.

Our management is not familiar with the United States securities laws.

Our management and the former owners of the businesses we acquire are generally unfamiliar with the requirements of the United States securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission and other regulatory authorities that could be costly, divert management's attention and disrupt our business.

Our operating history is not an adequate basis to judge our future prospects.

We have encountered and will continue to encounter risks and difficulties frequently experienced by companies in evolving industries such as the travel service industry in the PRC. Some of the risks relate to our ability to:

•	attract and retain customers and encourage our customers to engage in repeat transactions;

•	retain our existing agreements with travel suppliers such as hotels and airlines and to expand our service offerings on satisfactory terms with our travel suppliers;

•	operate, support, expand and develop our operations, our call center, our website, and our communications and other systems;

•	diversify our sources of revenue;

•	maintain effective control of our expenses; and

•	respond to changes in our regulatory environment.

If we are not successful in addressing any or all of these risks, our business may be materially affected in an adverse manner.

The travel industry in China is seasonal.

Our business travel operations experience seasonal fluctuations, reflecting seasonal variations in demand for travel services. During the first quarter, demand for travel services generally declines in the PRC and the number of bookings flattens or decreases, in part due to a slowdown in business activity during the Chinese New Year holiday. Demand for travel services generally peaks during the second half of the year and there may be seasonal fluctuations in allocations of travel services made available to us by travel suppliers. Consequently, our revenue may fluctuate from quarter to quarter.

Our business depends on the technology infrastructure of third parties.

We rely on third-party computer systems and other service providers, including the computerized reservation systems of airlines and hotels to make reservations and confirmations. Other third parties provide, for instance, our back-up data center, telecommunications access lines, significant computer systems and software licensing, support and maintenance service and air-ticket delivery. Any interruption in these or other third-party services or deterioration in their performance could impair the quality of our service.

Risks Related to our Common Stock

We have not and do not anticipate paying any dividends on our Common Stock.

We have paid no dividends on our Common Stock to date and it is not anticipated that any dividends will be paid to holders of our Common Stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

We will incur significant costs as a result of operating as a public company and our management will be required to devote substantial time to compliance requirements.

As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in 2007, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders.

Our amended and restated articles of incorporation authorizes the issuance of preferred shares which may be issued with dividend, liquidation, voting and redemption rights senior to our Common Stock without prior approval by the stockholders. The Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our Company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the Common Stock. We presently have no plans to issue any preferred stock.

The issuance of shares through our stock compensation plans may dilute the value of existing stockholders and may affect the market price of our stock.

Although we do not have an option or other equity-based incentive plan at present, in the future we may use stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Ownership of our Common Stock is concentrated.

Our Common Stock is owned by a relatively small number of holders, some of whom have business relationships in the PRC. A determination by any of such holders to sell all or a substantial portion of its holdings could depress the trading price of our Common Stock.

This offering will dilute current stockholders and could prevent the acquisition or sale of our business.

Sale of the shares of common stock will dilute current stockholders. We are issuing up to 2,777,777 shares of our common stock which represent approximately 19.2% of the shares of our common stock outstanding immediately prior to the sale of such shares.

In addition, the issuance of the shares of common stock to the investors in this investment could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of common stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company.

If we raise funds through one or more additional equity financings in the future, it will have a further dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price.

Risks Related to Doing Business in The People’s Republic of China

It may be difficult for our stockholders to enforce their rights against the Company or its officers or directors.

Because our principal assets are located outside of the United States and some of our directors and all of our executive officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the People's Republic of China.

In addition, our operating subsidiaries and substantially all of our assets are located outside of the United States. You will find it difficult to enforce your legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the People's Republic of China and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the courts of the People's Republic of China. In addition, it is unclear if extradition treaties in effect between the United States and the People's Republic of China would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

Our business operations take place primarily in the PRC. Because Chinese laws, regulations and policies are continually changing, our operations will face numerous risks.

Because our operations primarily take place outside of the United States and are subject to Chinese laws, regulations and policies affecting any change of Chinese laws may adversely affect our business, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other Chinese government actions, and unsettled political conditions. These factors may have a material adverse effect on our operations or on our business, results of operations and financial condition.

China's economy differs from the economies of most developed countries in many respects, including substantial governmental regulation, development, growth rate, control of foreign exchange, significant restrictions on property rights, taxation levels, and permitted allocation of resources. While the People's Republic of China economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The government of the People's Republic of China has implemented various measures to encourage economic development and guide the allocation of resources, which may or may not achieve the desired results or stated goals. Some of these measures may benefit the overall economy of People's Republic of China, but may also have a negative effect on us or on the economy in general. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the government of the People's Republic of China has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in the People’s Republic of China, which could adversely affect our results of operations and financial condition.

Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

We face economic risks in doing business in the PRC.

As a developing nation, the PRC's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy. However, there can be no assurance that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of the PRC could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

Any slowdown of economic growth in the PRC could have a negative effect on our business. There can be no assurance that the growth of the economy in the PRC will continue or that any slowdown will not have a negative effect on our business.

Our online business relies on the existence of an adequate telecommunications infrastructure for continued growth of China's internet market.

Although private sector Internet service providers currently exist in the PRC, almost all access to the Internet is maintained through a network owned by China Netcom under the regulatory supervision of China's Ministry of Information Industry. In addition, the national networks in the PRC connect to the Internet through a government-controlled international gateway. This international gateway is the only channel through which a domestic Chinese user can connect to the international Internet network. We rely on this infrastructure and China Netcom to provide data communications capacity, primarily through local telecommunications lines. We cannot assure you that this infrastructure will be further developed. In addition, we will have no access to alternative networks and services, on a timely basis if at all, in the event of any infrastructure disruption or failure. The Internet infrastructure in the PRC may not support the demands associated with continued growth in Internet usage.

We may suffer currency exchange losses if the Renminbi depreciates relative to the U.S. dollar.

Our reporting currency is the U.S. dollar. However, a substantial portion of our assets and revenues are denominated in the Chinese currency, Renminbi, commonly referred to as RMB. Our assets and revenues expressed in our U.S. dollar financial statements will decline in value of the Renminbi depreciates relative to the U.S. dollar. Any such depreciation could adversely affect the market price of our Common Stock. Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations and we do not intend to engage in any such transactions. In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

We may not be able to freely convert Renminbi into foreign currency.

A portion of our revenues and operating expenses will be denominated in Renminbi while a portion of our capital expenditures are denominated in U.S. dollars.

Under current Chinese regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise is treated as a "current account" payment for which the approval of the State Administration of Foreign Exchange is not required. However, in order to distribute dividends we may be required to file documentation to a designated foreign exchange bank. The Bank must certify that all requirements have been met, such as payment of taxes, directors' approval and a capital verification report issued by an accounting firm. If a foreign-invested enterprise dissolves, a return of capital, which includes foreign direct investment, is treated as a "capital account" payment. This typically requires approval of the State Administration of Foreign Exchanges' in addition to the filing of documentation.

We may currently convert Renminbi for transactions under the "current account" without the approval of the State Administration of Foreign Exchange for settlement of "current account" transactions, including payment of dividends, by providing commercial documents evidencing these transactions. They may also retain foreign exchange in their current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese governmental authorities may limit or eliminate the ability to purchase and retain foreign currencies in the future. Such change of policy would materially and adversely affect our business, financial condition and results of operations.

The Chinese legal and judicial system may negatively impact foreign investors.

In 1982, the National Peoples Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the People’s Republic of China legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. The PRC's accounting laws require that an annual "statutory audit" be performed in accordance with the PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Nevada corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign and local Chinese companies, including some that may compete with our company, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 2,777,777 Shares will be approximately $23,549,993 assuming that we sell the maximum number of Shares we are offering pursuant to this prospectus supplement.

We intend to use the net proceeds from this offering for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

           The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2009:

•	on an actual basis; and

•
on an as adjusted basis to effect our sale of 2,777,777 shares of our common stock in this offering, based on the offering price of $9.00 per share, and after deducting placement agency fees and estimated offering expenses paid or payable by us.

This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2009
	Actual	As Adjusted
	(in thousands)

Cash and cash equivalents	$23,492	$47,042

Stockholders’ Equity :
Common stock, $0.001 par value, 70,000,000 shares authorized, 13,812,545 shares of common stock issued and outstanding actual; and 16,590,322 shares issued and outstanding, as adjusted	14	17
Additional paid-in capital	15,198	38,745
Other comprehensive income	1,584	1,584
Statutory Reserve	372	372
Retained earnings	32,670	32,670

Total stockholders’ equity	49,848	73,398

DETERMINATION OF OFFERING PRICE

We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price, daily average trading volume of our common stock, our current stage of development, future capital needs and other factors.

DIVIDEND POLICY

We have not paid dividends on our common stock in the past and have no present intention of paying dividends in the foreseeable future.

 DESCRIPTION OF SECURITIES

In this offering, we are offering a maximum of 2,777,777 shares of common stock.

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 9 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement between us and Brean Murray, Carret & Co., LLC (“BMC”), we have engaged BMC as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of the Shares we are offering, and it is not required to arrange the purchase or sale of any specific number of Shares or dollar amount, but it has agreed to use best efforts to arrange for the sale of the Shares.

The terms of any such offering will be subject to market conditions and private negotiations between us and prospective purchasers.  The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our Shares, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We will enter into subscription agreements directly with the purchasers in connection with this offering, and we will only sell to purchasers who have entered into subscription agreements.

We will deliver the Shares being issued to the purchasers upon receipt of purchaser funds for the purchase of the Shares offered pursuant to this prospectus supplement. We expect to deliver the Shares being offered pursuant to this prospectus supplement on December 10, 2009.

We have agreed to pay BMC a placement agent fee equal to 5% of the gross proceeds of this offering.

In compliance with the guidelines of FINRA, the maximum consideration or discount to be received by the placement agent or any other FINRA member may not exceed 8% of the gross proceeds to us in this offering or any other offering in the United States.

Pursuant to the placement agent agreement, the Company agreed that, for a period of sixty days from the date of the placement agent agreement (the “Lock-Up Period”), without the prior written consent of the placement agent, it will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than the Company’s sale of the stock in connection with this offering and the issuance of restricted common stock or options to acquire common stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date of the placement agent agreement and the issuance of common stock pursuant to the valid exercises of options, warrants or rights outstanding on the date of the placement agent agreement.  In addition, the Company’s chief executive officer agreed not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for the Company’s common stock, not to engage in any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of the Company’s common stock or any such securities and not to engage in any short selling of any of the Company’s common stock or any such securities, during the Lock-Up Period, without the prior written consent of the placement agent.

The placement agent agreement with BMC will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement.

We may also reimburse the placement agent for certain expenses reasonably incurred in connection with this offering. The estimated offering expenses payable by us, in addition to the placement agent fees, are approximately $200,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $23,549,993.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

EXPERTS

The consolidated financial statements of Universal Travel Group as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 appearing in Universal Travel Group’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Morgenstern, Svoboda & Baer CPA’s P.C., Universal Travel Group’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 and an amendment thereto with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement, as amended, and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents, are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 12, 2009, as amended on Form 10K/A filed with the SEC on October 29, 2009;

•
Our Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the SEC on May 6, 2009, as amended on Form 10Q/A filed with the SEC on May 7, 2009, and Form 10Q/A filed with the SEC on October 29, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended June 30, 2009 filed with the SEC on August 12, 2009, as amended on Form 10Q/A filed with the SEC on October 29, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended September 30, 2009 filed with the SEC on November 16, 2009;

•	Our Current Report on Form 8-K filed with the SEC on February 10, 2009;

•	Our Current Report on Form 8-K filed with the SEC on February 13, 2009;

•	Our Current Report on Form 8-K filed with the SEC on February 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 12, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 27, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 31, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 15, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 28, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 29, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 5, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 6, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 11, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 20, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 26, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 15, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 18, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 29, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 30, 2009;

•	Our Current Report on Form 8-K filed with the SEC on July 13, 2009;

•	Our Current Report on Form 8-K filed with the SEC on July 21, 2009;

•	Our Current Report on Form 8-K (Items 8.01 and 9.01) filed with the SEC on August 10, 2009;

•	Our Current Report on Form 8-K (Items 1.01 and 9.01) filed with the SEC on August 10, 2009;

•	Our Current Report on Form 8-K filed with the SEC on August 13, 2009;

•	Our Current Report on Form 8-K filed with the SEC on August 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on September 3, 2009;

•	Our Current Report on Form 8-K filed with the SEC on September 8, 2009;

•	Our Current Report on Form 8-K filed with the SEC on September 25, 2009;

•	Our Current Report on Form 8-K filed with the SEC on October 8, 2009;

•	Our Current Report on Form 8-K filed with the SEC on October 27, 2009;

•	Our Current Report on Form 8-K filed with the SEC on November 4, 2009;

•	Our Current Report on Form 8-K filed with the SEC on November 5, 2009;

•	Our Current Report on Form 8-K filed with the SEC on November 17, 2009;

•
The description of our Common Stock contained in the our Registration Statement on Form 8-A filed October 26, 2009 (File No. 001-34284), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these documents (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), which will be provided to you at no cost, by writing or telephoning us using the following contact information: Universal Travel Group, Shennan Road, Hualian Center, Room 301-309, Shenzhen, People’s Republic of China. Our telephone number is 86 755 836 68489.

PROSPECTUS

UNIVERSAL TRAVEL GROUP

$50,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, debt securities, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

 This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the New York Stock Exchange under the symbol “UTA.” On October 30, 2009, the last reported sales price for our common stock was $11.68 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the New York Stock Exchange. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the New York Stock Exchange or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk.  See “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated November 2, 2009

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus.  If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.  These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

 This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

 The terms “Universal Travel Group,” the “Company,” “we,” “our” or “us” in this prospectus refer to Universal Travel Group and its subsidiaries, unless the context suggests otherwise.  Additionally, unless we indicate otherwise, references in this prospectus to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China; and

•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Changes in the laws of the PRC that affect the Company’s operations;

•	Competition in the travel services industry in China;

•	Any significant occurrence of severe acute respiratory syndrome (SARS), Avian Flu, or Swine Flu;

•	The Company’s ability to obtain and maintain all necessary government certifications and/or licenses to conduct the Company’s business;

•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company’s operations;

•	Changes in the political and economic policies of the government in China, where all of the Company’s assets are located;

•	Adverse capital and credit market conditions, and the Company’s ability to meet liquidity needs;

•	Fluctuation of the foreign currency exchange rate between U.S. dollars and Renminbi; and

•	other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ABOUT UNIVERSAL TRAVEL GROUP

History and Organization

We were incorporated on January 28, 2005 pursuant to the laws of the state of Nevada.

On March 15, 2006, we entered into an Acquisition Agreement and Plan of Merger (the "Acquisition Agreement") with TAM of Henderson, Inc. ("TAM"), whereby TAM acquired all of our outstanding shares of Common Stock from our then sole stockholder and simultaneously merged with and into the Company, with the Company as the surviving corporation.

On June 20, 2006, Mr. Xiao Jun ("Jun"), our former officer and director, acquired from the then-majority-shareholder of our Company 2,666,667 shares of our Common Stock, for an aggregate purchase price of $435,000 (the "Stock Transaction"). After giving effect to such acquisition, Jun held 2,666,667 of the 3,483,333 shares of our Common Stock then issued and outstanding, constituting, in the aggregate, 77% of the then issued and outstanding shares of Common Stock of the Company. In connection with his acquisition of shares in the Company, Jun was appointed as our Chief Executive Officer.

On July 12, 2006, we consummated the transaction contemplated by the Agreement and Plan of Merger, dated as of June 26, 2006 (the "Merger Agreement"), by and among the Company, Merger Sub of Tam, Inc. ("Merger Subsidiary"), a wholly owned subsidiary of us, Full Power Enterprise Global Limited (“Full Power”), and the shareholders of Full Power. In accordance with the Merger Agreement, Merger Subsidiary merged with and into Full Power, Merger Subsidiary ceased to exist and Full Power was the surviving entity (the "Merger Transaction").

The Full Power shareholders received 6,666,667 shares of Common Stock in exchange for all of the issued and outstanding shares of Full Power. As a result of the Merger Transaction, Full Power became the Company's wholly owned subsidiary. Full Power owns all of the issued and outstanding capital stock of  Shenzhen Yu Zhi Lu Aviation Service Company Limited  (“YZL”).

In connection with the Merger Transaction, Jiangping Jiang (who, prior to the Merger Transaction was a shareholder of Full Power), Xin Zhang and Hoi-Yui Lee were appointed to our Board of Directors and Jun resigned from all positions with us.

Business Overview

We are a travel services provider in the People’s Republic of China and are engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the People’s Republic of China via the internet and through customer representatives.

Under the theme of "Wings towards a more colorful life", our core services include tour  packaging, booking services for air tickets and hotels reservations.

In 2007, we completed the acquisition of Speedy Dragon Enterprise Limited, specializing in air cargo agency; Xi'an Golden Net Travel Serve Services Co., Ltd., specializing in travel packaged tours; Shanghai Lanbao Travel Service Co., Ltd., specializing in hotel reservations and Foshan Overseas International Travel Service Co., Ltd., a PRC-based company that handles both domestic and international travel inquiries.

In the second calendar quarter of 2009, based on the past performance of our air Cargo business, as well as the market perspective of this business, we decided to spin off our Speedy Dragon Enterprise Limited subsidiary, and as a result, exited the air cargo business. The air cargo industry had been suffering from the contraction in manufacturing in the Pearl River Delta, and we were not competitive enough in this segment of business. We believe the spin-off was beneficial to us as it allowed us to concentrate on our core business of selling air tickets, hotel accommodations and packaged tours.

In order to seize the opportunities arising from the economic promotion by the Chinese government of the mid and western regions of the PRC, we strategically expanding our business operations into Chongqing, the metropolis of the Southwest China, and Xi’an, the metropolis of the Northwest China. We set up Chongqing Travel World E-Business Co., Ltd. to be our headquarters in that region.

We believe that these expansions will contribute to our growth in the near future.

We aim to be the foremost leading online travel services provider in the People’s Republic of China, especially in the air ticketing service, hotel booking and packaged tour providing sectors.

We currently have three discrete lines of business and revenue, and each is carried out by a subsidiary of the Company. Our air-ticketing segment relates to the segment reporting of Shenzhen Yuzhilu Aviation Service Co., Ltd. and Chongqing Travel World E-Business Co., Ltd., hotel reservation segment relates to Shanghai Lanbao Travel Service Co., Ltd, packaged tours segment relates to Foshan International Travel Service Co., Ltd and Xi’an Golden Net Travel Serve Service Company Limited, and Shenzhen Travel World Travel Agency Co., Ltd. Operations of each segment are exclusive to the operations of the associated subsidiary company.

 Our principal executive offices are located at Shennan Road, Hualian Center, Room 301-309, Shenzhen, People’s Republic of China. Our telephone number is 86 755 836 68489. Our website is located at http://us.cnutg.com. Information contained on, or that can be accessed through, our website in not part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and in the documents incorporated by reference into this prospectus, before investing in our common stock. If any of the events anticipated by the risks described below occur, our results of operations and financial condition could be adversely affected which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to the Company

Risks associated with business declines or disruptions in the travel industry generally could reduce our revenue.

A large part of our revenue is driven by the trends that occur in the travel industry in the PRC, including the hotel, airline and packaged-tour industries. As the travel industry is highly sensitive to business and personal discretionary spending levels, it tends to decline during general economic downturns. Other adverse trends or events that tend to reduce travel and are likely to reduce our revenue include the following:

•	an outbreak of political or economic unrest in China;

•	a recurrence of SARS or any other serious contagious diseases;

•	increased prices in the hotel, airline, or other travel-related industries;

•	increased occurrence of travel-related accidents;

•	outbreak of war or conflict in the Asia-Pacific region;

•	increases in terrorism or the occurrence of a terrorist attack in the Asia-Pacific region;

•	poor weather conditions; and

•	natural disasters.

We could be severely affected by changes in the travel industry and will, in many cases, have little or no control over those changes. As a result of any of these events, our operating results and financial conditions could be materially and adversely affected.

Loss of key personnel could affect our ability to successfully grow our business.

We are highly dependent upon the services of our senior management team. The permanent loss for any of the key executives could have a material adverse effect upon our operating results.

Our management is comprised almost entirely of individuals residing in the PRC with very limited English skills.

Our management is comprised almost entirely of individuals born and raised in the PRC. As a result of differences in culture, educational background and business experiences, our management may analyze, evaluate and present business opportunities and results of operations differently from the way they are analyzed, evaluated and presented by management teams of public companies in Europe and the United States. In addition, our management has very limited skills in English. Consequently, it is possible that our management team will emphasize or fail to emphasize aspects of our business that might customarily be emphasized in a different manner by comparable public companies from different geographical and political areas.

Our management is not familiar with the United States securities laws.

Our management and the former owners of the businesses we acquire are generally unfamiliar with the requirements of the United States securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission and other regulatory authorities that could be costly, divert management's attention and disrupt our business.

Our operating history is not an adequate basis to judge our future prospects.

We have encountered and will continue to encounter risks and difficulties frequently experienced by companies in evolving industries such as the travel service industry in the PRC. Some of the risks relate to our ability to:

•	attract and retain customers and encourage our customers to engage in repeat transactions;

•	retain our existing agreements with travel suppliers such as hotels and airlines and to expand our service offerings on satisfactory terms with our travel suppliers;

•	operate, support, expand and develop our operations, our call center, our website, and our communications and other systems;

•	diversify our sources of revenue;

•	maintain effective control of our expenses; and

•	respond to changes in our regulatory environment.

If we are not successful in addressing any or all of these risks, our business may be materially affected in an adverse manner.

The travel industry in China is seasonal.

Our business travel operations experience seasonal fluctuations, reflecting seasonal variations in demand for travel services. During the first quarter, demand for travel services generally declines in the PRC and the number of bookings flattens or decreases, in part due to a slowdown in business activity during the Chinese New Year holiday. Demand for travel services generally peaks during the second half of the year and there may be seasonal fluctuations in allocations of travel services made available to us by travel suppliers. Consequently, our revenue may fluctuate from quarter to quarter.

Our business depends on the technology infrastructure of third parties.

We rely on third-party computer systems and other service providers, including the computerized reservation systems of airlines and hotels to make reservations and confirmations. Other third parties provide, for instance, our back-up data center, telecommunications access lines, significant computer systems and software licensing, support and maintenance service and air-ticket delivery. Any interruption in these or other third-party services or deterioration in their performance could impair the quality of our service.

Risks Related to our Common Stock

We have not and do not anticipate paying any dividends on our Common Stock.

We have paid no dividends on our Common Stock to date and it is not anticipated that any dividends will be paid to holders of our Common Stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

We will incur significant costs as a result of operating as a public company and our management will be required to devote substantial time to compliance requirements.

As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in 2007, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders.

Our amended and restated articles of incorporation authorizes the issuance of preferred shares which may be issued with dividend, liquidation, voting and redemption rights senior to our Common Stock without prior approval by the stockholders. The Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our Company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the Common Stock. We presently have no plans to issue any preferred stock.

The issuance of shares through our stock compensation plans may dilute the value of existing stockholders and may affect the market price of our stock.

Although we do not have an option or other equity-based incentive plan at present, in the future we may use stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Ownership of our Common Stock is concentrated.

Our Common Stock is owned by a relatively small number of holders, some of whom have business relationships in the PRC. A determination by any of such holders to sell all or a substantial portion of its holdings could depress the trading price of our Common Stock.

Risks Related to Doing Business in The People’s Republic of China

It may be difficult for our stockholders to enforce their rights against the Company or its officers or directors.

Because our principal assets are located outside of the United States and some of our directors and all of our executive officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the People's Republic of China.

In addition, our operating subsidiaries and substantially all of our assets are located outside of the United States. You will find it difficult to enforce your legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the People's Republic of China and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the courts of the People's Republic of China. In addition, it is unclear if extradition treaties in effect between the United States and the People's Republic of China would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

Our business operations take place primarily in the PRC. Because Chinese laws, regulations and policies are continually changing, our operations will face numerous risks.

Because our operations primarily take place outside of the United States and are subject to Chinese laws, regulations and policies affecting any change of Chinese laws may adversely affect our business, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other Chinese government actions, and unsettled political conditions. These factors may have a material adverse effect on our operations or on our business, results of operations and financial condition.

China's economy differs from the economies of most developed countries in many respects, including substantial governmental regulation, development, growth rate, control of foreign exchange, significant restrictions on property rights, taxation levels, and permitted allocation of resources. While the People's Republic of China economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The government of the People's Republic of China has implemented various measures to encourage economic development and guide the allocation of resources, which may or may not achieve the desired results or stated goals. Some of these measures may benefit the overall economy of People's Republic of China, but may also have a negative effect on us or on the economy in general. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the government of the People's Republic of China has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in the People’s Republic of China, which could adversely affect our results of operations and financial condition.

Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

We face economic risks in doing business in the PRC.

As a developing nation, the PRC's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy. However, there can be no assurance that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of the PRC could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

Any slowdown of economic growth in the PRC could have a negative effect on our business. There can be no assurance that the growth of the economy in the PRC will continue or that any slowdown will not have a negative effect on our business.

Our online business relies on the existence of an adequate telecommunications infrastructure for continued growth of China's internet market.

Although private sector Internet service providers currently exist in the PRC, almost all access to the Internet is maintained through a network owned by China Netcom under the regulatory supervision of China's Ministry of Information Industry. In addition, the national networks in the PRC connect to the Internet through a government-controlled international gateway. This international gateway is the only channel through which a domestic Chinese user can connect to the international Internet network. We rely on this infrastructure and China Netcom to provide data communications capacity, primarily through local telecommunications lines. We cannot assure you that this infrastructure will be further developed. In addition, we will have no access to alternative networks and services, on a timely basis if at all, in the event of any infrastructure disruption or failure. The Internet infrastructure in the PRC may not support the demands associated with continued growth in Internet usage.

We may suffer currency exchange losses if the Renminbi depreciates relative to the U.S. dollar.

Our reporting currency is the U.S. dollar. However, a substantial portion of our assets and revenues are denominated in the Chinese currency, Renminbi, commonly referred to as RMB. Our assets and revenues expressed in our U.S. dollar financial statements will decline in value of the Renminbi depreciates relative to the U.S. dollar. Any such depreciation could adversely affect the market price of our Common Stock. Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations and we do not intend to engage in any such transactions. In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

We may not be able to freely convert Renminbi into foreign currency.

A portion of our revenues and operating expenses will be denominated in Renminbi while a portion of our capital expenditures are denominated in U.S. dollars.

Under current Chinese regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise is treated as a "current account" payment for which the approval of the State Administration of Foreign Exchange is not required. However, in order to distribute dividends we may be required to file documentation to a designated foreign exchange bank. The Bank must certify that all requirements have been met, such as payment of taxes, directors' approval and a capital verification report issued by an accounting firm. If a foreign-invested enterprise dissolves, a return of capital, which includes foreign direct investment, is treated as a "capital account" payment. This typically requires approval of the State Administration of Foreign Exchanges' in addition to the filing of documentation.

We may currently convert Renminbi for transactions under the "current account" without the approval of the State Administration of Foreign Exchange for settlement of "current account" transactions, including payment of dividends, by providing commercial documents evidencing these transactions. They may also retain foreign exchange in their current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese governmental authorities may limit or eliminate the ability to purchase and retain foreign currencies in the future. Such change of policy would materially and adversely affect our business, financial condition and results of operations.

The Chinese legal and judicial system may negatively impact foreign investors.

In 1982, the National Peoples Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the People’s Republic of China legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. The PRC's accounting laws require that an annual "statutory audit" be performed in accordance with the PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Nevada corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign and local Chinese companies, including some that may compete with our company, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 70,000,000 shares of common stock, $0.001 par value per share. As of October 30, 2009, we had approximately 14,466,160 shares of common stock issued and outstanding.

General

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co.

Listing

Our common stock is currently traded on the New York Stock Exchange under the symbol “UTA”.

DESCRIPTION OF PREFERRED STOCK

We may issue up to 5,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series, including up to 2,000,000 shares of Series A preferred stock, 2,000,000 shares of Series B preferred stock, and 1,000,000 shares of Series C preferred stock. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Under our amended and restated articles of incorporation, we may issue up to (i) 2,000,000 shares of Series A preferred stock, which shall have voting rights and shall carry a voting weight equal to ten shares of common stock, and each share of which may be converted into 10 shares of common stock, (ii) 2,000,000 shares of Series B preferred stock, which shall have voting rights and shall carry a voting weight equal to 2 shares of common stock, and each shares of which may be converted into 2 shares of common stock, and (iii) 1,000,000 shares of Series C preferred stock. Subject to the foregoing, our amended and restated articles of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our amended and restated articles of incorporation. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the New York Stock Exchange or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Universal Travel Group.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	The title and stated or par value of the preferred stock;

•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	The provisions for a sinking fund, if any, for the preferred stock;

•	Any voting rights of the preferred stock;

•	The provisions for redemption, if applicable, of the preferred stock;

•	Any listing of the preferred stock on any securities exchange;

•
The terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	The title of the warrants;

•	The aggregate number of the warrants;

•	The price or prices at which the warrants will be issued;

•	The designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	The terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	The price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	The minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	Any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus, but is not complete. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures, forms of debt securities containing the terms of any debt securities to be offered, and other related documents will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indenture and any trustee will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all of the provisions of any indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to any debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of any debt securities. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplement indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. This section and the applicable prospectus supplement summarize all the material terms of the applicable indenture and the debt security being offered. They do not, however, describe every aspect of the indenture and the debt security. For example, in this section and the prospectus supplement we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
•	the maturity date;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	Pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	Sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders or affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	A discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that is a material restriction on our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	If we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•
If we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	If specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default or differences in the events of default identified above relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability.  Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with assumption of obligations in the event of a consolidation, merger, or sale;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, provided that it does not have a material adverse effect on any holders as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”).  See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Subordination

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
The terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	The terms of the offering;

•	The names of any underwriters or agents;

•	The name or names of any managing underwriter or underwriters;

•	The purchase price of the securities;

•	Any over-allotment options under which underwriters may purchase additional securities from us;

•	The net proceeds from the sale of the securities

•	Any delayed delivery arrangements

•	Any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	Any initial public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers;

•	Any commissions paid to agents; and

•	Any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Universal Travel Group as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 appearing in Universal Travel Group’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Morgenstern, Svoboda & Baer CPA’s P.C., Universal Travel Group’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC.  The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 12, 2009, as amended on Form 10K/A filed with the SEC on October 29, 2009;

•
Our Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the SEC on May 6, 2009, as amended on Form 10Q/A filed with the SEC on May 7, 2009, and Form 10Q/A filed with the SEC on October 29, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended June 30, 2009 filed with the SEC on August 12, 2009, as amended on Form 10Q/A filed with the SEC on October 29, 2009;

•	Our Current Report on Form 8-K filed with the SEC on February 10, 2009;

•	Our Current Report on Form 8-K filed with the SEC on February 13, 2009;

•	Our Current Report on Form 8-K filed with the SEC on February 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 12, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 27, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 31, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 15, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 28, 2009;

•	Our Current Report on Form 8-K filed with the SEC on April 29, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 5, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 6, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 11, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 20, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 26, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 15, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 18, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 29, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 30, 2009;

•	Our Current Report on Form 8-K filed with the SEC on July 13, 2009;

•	Our Current Report on Form 8-K filed with the SEC on July 21, 2009;

•	Our Current Report on Form 8-K (Items 8.01 and 9.01) filed with the SEC on August 10, 2009;

•	Our Current Report on Form 8-K (Items 1.01 and 9.01) filed with the SEC on August 10, 2009;

•	Our Current Report on Form 8-K filed with the SEC on August 13, 2009;

•	Our Current Report on Form 8-K filed with the SEC on August 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on September 3, 2009;

•	Our Current Report on Form 8-K filed with the SEC on September 8, 2009;

•	Our Current Report on Form 8-K filed with the SEC on September 25, 2009;

•	Our Current Report on Form 8-K filed with the SEC on October 8, 2009;

•	Our Current Report on Form 8-K filed with the SEC on October 27, 2009;

•
The description of our Common Stock contained in the our Registration Statement on Form 8-A filed October 26, 2009 (File No. 001-34284), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Universal Travel Group, Shennan Road, Hualian Center, Room 301-309, Shenzhen, People’s Republic of China. Our telephone number is 86 755 836 68489. Our website is located at http://us.cnutg.com.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different or additional information.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.